CHANGE IN CONTROL AGREEMENT
THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”) made as of April 7, 2008 between Specialty Underwriters’ Alliance, Inc., a Delaware corporation, and its subsidiaries and affiliates (the “Company”), and Daniel J. Rohan (the “Employee”).
W I T N E S S E T H:
WHEREAS, the Employee has had a valued association with the Company and on the date hereof is a Vice President and the Controller of the Company; and
WHEREAS, the Employee’s expertise and service to the Company have been of an extraordinary character and of particular importance to the Company; and
WHEREAS, the Company wishes to retain the Employee’s services and allow him to devote his undivided attention to the affairs of the Company by providing a benefit to the Employee in the event of a “change in control” of the Company;
NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, the Company and the Employee agree as follows:
SECTION ONE
SEVERANCE BENEFITS
(A) If the Employee’s employment is terminated by the Company without Cause or the Employee terminates his employment for Good Reason upon or within twenty-four months following the occurrence of a Change in Control (such twenty-four-month period following the occurrence of the Change in Control being hereinafter referred to as the “Benefit Trigger Period”), the following benefits shall be provided to the Employee:
(i) The Company shall pay to the Employee an amount equal to the sum of (a) the Employee’s annual base salary and (b) any unreimbursed business expenses or other amounts due to the Employee from the Company as of the Employee’s date of termination.
(ii) All stock options, restricted stock awards or other types of equity-based compensation then held by the Employee which were not previously vested or exercisable shall become fully vested and/or exercisable, as of the date of such termination of employment.
In consideration of the above benefits, and as a condition of the receipt thereof, the Employee agrees to execute a release releasing the Company and its Affiliates from all actions, claims, demands, causes of action, obligations, damages, liabilities, expenses and controversies of any nature, excluding those arising in connection with the enforcement of the Employee’s indemnification rights (if any).
(B) If, within the Benefit Trigger Period, the Employee’s employment is terminated by the Company for Cause, by the Employee without Good Reason, or because of the Employee’s death or Disability, or if such employment is terminated for any reason following the expiration of the Benefit Trigger Period, no benefits shall be provided to the Employee pursuant to this Agreement.
(C) For purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:
(i) “Affiliate” means, with respect to any person or entity, any other person or entity who directly or indirectly through one or more intermediaries controls, is cotnrolled by, or is under common control with such person or entity; “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a person or entity whether through ownership of voting securities, by contract or otherwise.
(ii) “Change in Control” shall mean the occurrence of any of the following:
(a) any “person” or group of “persons” (as the term “person” is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (“Person”), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) direct or indirect beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company (provided that acquisitions by the Executive or any existing stockholder of the Company owning more than 20% of the combined voting power of the then outstanding securities of the Company as of the date of this Agreement shall be ignored for this purpose);
(b) a merger or consolidation of the Company with any other corporation is consummated, other than a merger or consolidation which resulted in all or substantially all of the holders of the Company’s voting securities immediately prior thereto continuing to hold at least 50% of the combined voting power of the outstanding voting securities of the Company or of the surviving entity immediately after such merger or consolidation;
(c) the Board of Directors of the Company approves a plan of complete liquidation of the Company or the Company is sold or all or substantially all of the Company’s assets are sold or disposed of other than any such sale or disposition where all or substantially all of the holders of the Company’s voting securities immediately prior thereto continue to hold at least 50% of the combined voting power of the outstanding voting securities of the acquiror or transferee entity immediately after such sale or disposition; or

(d) individuals who, on the date following the date of the Company’s 2007 annual meeting of stockholders, are directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors; provided, however, that if the appointment or election (or nomination for election) of any new director was approved or recommended by a majority vote of the Incumbent Board, such new director shall be considered a member of the Incumbent Board, unless such new director’s initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Incumbent Board.
Notwithstanding the foregoing, for purposes of clause (a), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Company is not transferred from a Person to another Person; and, for purposes of clause (b), a Change in Control will not be deemed to occur if the assets of the Company are transferred: (i) to a stockholder in exchange for his stock, (ii) to an entity in which the Company has (directly or indirectly) more than 50% ownership, or (iii) to a Person that has (directly or directly) more than 50% ownership of the Company with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) more than 50% ownership.
(iii) The Employee’s employment shall be deemed to have been terminated for “Cause” if his employment is terminated because the Employee (a) has committed an act constituting a misdemeanor involving moral turpitude or a felony under the laws of the United States or any state or political subdivision thereof; (b) has committed an act constituting a breach of fiduciary duty, gross negligence or willful misconduct; (c) has engaged in conduct that violated the Company’s then existing material internal policies or procedures and which is detrimental to the business, reputation, character or standing of the Company or any of its affiliates; (d) has committed an act of fraud, self dealing, conflict of interest, dishonesty or misrepresentation; or (e) has materially breached the duties of his employment. Notwithstanding the foregoing, termination for Cause shall occur only if the Company shall have given written notice to the Employee specifying the nature of the breach or behavior, and, if the termination for Cause is pursuant to clauses (b), (c) or (e) of this subsection, the Employee fails to correct (if correctable) such breach or behavior as soon as practicable thereafter but no later than ten days after receipt of the applicable notice, provided that there shall be only one notice and opportunity to correct with respect to clauses (b), (c) or (e) of this subsection.
(iv) “Disability” shall mean the Employee is incapacitated or disabled (as determined by a physician mutually acceptable to the Company and the Employee) by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services requested to be performed by him for an aggregate period of 180 days or more during any twelve month period (whether or not consecutive and after using up any accrued vacation time).

(v) “Good Reason” shall mean, after written notice setting forth the alleged Good Reason by the Employee to the Company, and the expiration of a 60-day cure period, there continues to be: (a) a material adverse change in the Employee’s title, position or responsibilities; and/or (b) a material reduction of the Employee’s base salary.
SECTION TWO
PAYMENT LIMITATION
Notwithstanding any other provision of this Agreement to the contrary, if the benefits and payments provided under this Agreement, either alone or together with other benefits and payments which the Employee has the right to receive either directly or indirectly from the Company or any of its affiliates, would constitute an excess parachute payment (the “Excess Payment”) under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Employee hereby agrees that the benefits and payments provided under this Agreement shall be reduced (but not below zero) by the amount necessary to prevent any such benefits and payments to the Employee from constituting an Excess Payment; provided, however, that such reduction shall be made only if, by reason of such reduction, the Employee’s net after-tax economic benefit shall exceed the net after-tax economic benefit to the Employee if such reduction were not made. All determinations required to be made under this Section Two, and the assumptions to be utilized in arriving at such determination, shall be made by the certified public accounting firm used for auditing purposes by the Company immediately prior to the date of the Employee’s termination of employment or, if the parties determine that the certified public accounting firm used for auditing purposes by the Company immediately prior to the date of termination cannot make such determination because of legal restrictions, the parties shall agree on a different certified public accounting firm (such certified public accounting firm is hereinafter referred to as the “Accounting Firm”), which shall promptly provide detailed supporting calculations both to the Company and the Employee. The Company shall pay all fees and expenses of the Accounting Firm.
SECTION THREE
RESTRICTIVE COVENANTS
(A) Non-Competition. The Employee hereby acknowledges and recognizes that during the term of Employee’s employment with the Company (the “Employment Period”) he will be privy to trade secrets and confidential information critical to the Company’s business and that the Company would find it extremely difficult or impossible to replace the Employee. Accordingly, Employee agrees that, in consideration of the premises contained herein, and the consideration to be received by the Employee hereunder, he will not and will not permit any of his Affiliates to, except with the Company’s prior written consent, during the Employment Period and for a period of one year after the Employment Period (collectively the “Non-Competition Period”), engage, directly or indirectly, whether as an employee, officer, director, consultant or otherwise, in any activity that competes with the Company or any of its Affiliates in the business of insurance. Nothing in subsection (A) of this Section Three shall prohibit the Employee or any of his Affiliates from owning for passive investment purposes less than 5% of the publicly traded securities of any corporation listed on the New York Stock Exchange or the American Stock Exchange or the NASDAQ.

(B) Customer Non-Solicitation. During the Non-Competition Period, the Employee shall not, and shall not permit any of his Affiliates to solicit, directly or indirectly, any person or entity which (i) is currently a customer or party to any insurance-related contract with the Company and/or its Affiliates, (ii) has been a customer or party to any insurance-related contract with the Company and/or its Affiliates during the two year period immediately preceding such solicitation or (iii) was solicited by the Company and/or its Affiliates during the two year period immediately preceding such solicitation, provided that in the case of (B)(i) above such solicitation diverted or attempted to divert the business of the Company and/or its Affiliates to another person or entity or in the case of (B)(ii) and (B)(iii) above, the business solicited is business in which the Company is currently engaged.
(C) Employee Non-Solicitation. During the Non-Competition Period, the Employee shall not, and shall not permit any of his Affiliates to, directly or indirectly, (i) solicit for employment, engage and/or hire, whether directly or indirectly, any person who is then employed by the Company and/or its Affiliates or engaged by the Company and/or its Affiliates as an independent contractor or consultant; and/or (ii) encourage or induce, whether directly or indirectly, any person who is then employed by the Company and/or its Affiliates or engaged by the Company and/or its Affiliates as an independent contractor or consultant to end his/her business relationship with the Company and/or its Affiliates.
(D) Non-Disparagement of the Company. The Employee covenants that he will not, directly or indirectly at any time during or after the Employment Period, disparage the Company or any of its shareholders, directors, officers, employees, or agents.
(E) Non-Disparagement of the Employee. The Company covenants that it will not, directly or indirectly at any time during or after the Employment Period, disparage the Executive.
(F) Acknowledgement. The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Employee does not believe would prevent him from earning a living other than in a business which competes with the Company.
SECTION FOUR
MODIFICATION OF AGREEMENT
No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by both parties.
SECTION FIVE
SEVERABILITY
All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.
SECTION SIX
STRICT ADHERENCE
The failure of a party to insist upon strict adherence to any term of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
SECTION SEVEN
ASSIGNMENT
This Agreement is personal to the Employee and shall not be assignable by the Employee. The Company may assign this Agreement to any affiliate or to any successor to all or substantially all of the business and/or assets of the Company, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. However, any such assignment by the Company shall still be subject to the Employee’s rights under subsection (a) of Section One of this Agreement.
SECTION EIGHT
OTHER RIGHTS
This Agreement shall not affect or impair the rights or obligations of the Company or the Employee under any employment agreement between the Company and the Employee, or, except to the extent of the additional benefits provided under subsection (a) of Section One of this Agreement (which shall be in addition to, and not in lieu of, any other benefits to which the Employee may be entitled), under any written plan, contract or arrangement, or pension, profit sharing or other compensation plan.
SECTION NINE
NOTICES
All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed, if to the Company, at Specialty Underwriters’ Alliance, Inc., 222 South Riverside Plaza, Suite 1600, Chicago, IL 60606-5808, Facsimile: (312) 277-1800, Attention: General Counsel with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, Attn: William W. Rosenblatt, Esq., Facsimile: 212-806-6006, and if to the Employee, at the address set forth under the name of the Employee on the signature page hereto, or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. Written notice from the Company’s Board of Directors shall constitute proper notice from the Company in all cases relating to this Agreement.
SECTION TEN
ERISA; NON-PROPERTY INTEREST
To the extent that this Agreement is considered to be a plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), it shall be considered an unfunded plan maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees, within the meaning of U.S. Department of Labor Regulations Section 2520.104-23 or Section 2520.104-24, as applicable. The Employee shall have solely the status of a general unsecured creditor of the Company and this Agreement constitutes a mere promise by the Company to make benefit payments in the future. Nothing herein contained shall be construed to give to or vest in the Employee or any other person now or at any time in the future, any right, title, interest or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract or other property of any kind whatsoever owned by the Company or in which the Company may have any right, title or interest now or at any time in the future. It is the intention of the Company and the Employee that this Agreement be unfunded for tax purposes and for purposes of Title I of ERISA.
SECTION ELEVEN
GOVERNING LAW
This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without giving effect to any principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY

SECTION TWELVE
COUNTERPARTS; FACSIMILE SIGNATURES, EXECUTION AND DELIVERY
This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same document, and may be effective upon transmission of a signed facsimile by one party to the other.
SECTION THIRTEEN
TAXES
(A) The payments and benefits under this Agreement may be compensation and as such may be included in either the Employee’s W-2 earnings statements or 1099 statements. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(B) In the event that any cash severance benefit or other benefit under this Agreement shall fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code, as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then the payment of such benefits shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code, and any such payments or benefits will be accumulated and paid or provided on the earliest permissible date pursuant to Section 409A(a)(2)(B)(i) of the Code. The Board of Directors or the Compensation Committee of the Company may attach conditions to or adjust the amounts paid pursuant to this Agreement to preserve, as closely as possible, the economic consequences that would have applied in the absence of this subsection (B) of Section Thirteen; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Code. Awards or grants of options, restricted stock and/or other types of equity-based compensation may contain additional provisions relating to the application of Section 409A of the Code and to this Agreement and the payments and benefits distributed hereunder.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:	/s/ Courtney C. Smith
Courtney C. Smith
President & Chief Executive Officer

HOLDER
By:	/s/ Daniel J. Rohan
Daniel J. Rohan